SECURITIES SUBSCRIPTION AGREEMENT


THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of March
16, 1999 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 504 promulgated under Regulation D by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 504 and Regulation D.

This Agreement has been executed by the undersigned buyer
("Buyer") in connection with the private placement of 8% Series A Senior Subordinated Convertible Debentures of Lakota Energy, Inc. a corporation organized under the laws of Colorado, with its principal executive offices located at 2849 Paces Ferry Road, Suite 710, Atlanta, Georgia 30339 ("Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL
NOT BE REGISTERED WITH THE UNITED STATES SECURITIES
AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION
OF ANY STATE PURSUANT TO AN EXEMPTION FROM
REGISTRATION PROVIDED BY SECTION 3(B) OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND
REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"),
AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

1. Agreement to Subscribe; Purchase Price.

(a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debenture substantially in the form of the Debenture attached as Exhibit A hereto and having an aggregate original principal face amount of U.S. $183,000 (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price of 100% of the face amount of such Debentures as set forth in subsection (b) herein.

(b) Payment. The Purchase Price for the Debenture shall be one hundred eighty three thousand United States Dollars (U.S. $183,000) ("Purchase Price"), which shall be payable at closing, pursuant to paragraph c herein, in accordance with the terms and conditions of an Escrow Agreement which is attached hereto and shall be executed simultaneously with this Agreement ("Escrow Agreement").

(c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the Closing of the transactions contemplated by this Agreement shall take place when
(i) Seller delivers the Debentures to the Escrow Agent, as defined in an Escrow Agreement among Buyer, Seller and the Escrow Agent of even date, (ii) Seller delivers signed Escrow Agreement and (iii) Buyer pays $25,000 towards the Purchase Price for the Debentures ("Closing Date").

2.  Buyer Representations and Covenants; Access to Information.

In connection with the purchase and sale of the Debenture, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

(i) Buyer is not, and on the closing date will not be, an affiliate of Seller;

(ii) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities laws or other laws of such jurisdiction;

(iii) All offers and sales of any of the Securities by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

(iv) Buyer understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

(v)  Buyer shall comply with Rule 504 promulgated under Regulation D;

(vi) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

(vii) The execution and delivery of this Agreement and the consummation of the purchase of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

(viii) All invitations, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Securities will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need by made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

(ix) The Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

(x) Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities;

(xi) Buyer has had an opportunity to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.

(xii) Buyer acknowledges that the purchase of the Securities involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that the Securities are not being registered under the 1933 Act, and therefore, Buyer must bear the economic risk of this investment for an indefinite period of time; and

(xiii) Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller.

3.  Seller Representations and Covenants.

(a) Seller is a corporation duly organized and validly existing under the laws of the State of Colorado, and is in good standing under such laws. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

(b) There are 50,000,000 shares of Seller's Common Stock,
$0.001 par value per share ("Common Stock"), authorized and approximately 20,000,000 as of March 15, 1999 outstanding. The Common Stock trades on National Associates of Securities Dealers OTC Bulletin Board. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and assessable.

(c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets.

(d) The Seller is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or purpose.

(e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement.

(f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the debentures or Common

Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form D.

(g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller ("Material Adverse Change"). The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock. Seller will be filing suit against Optima Investments, Houston, Texas, on the grounds of breach of contract. Seller does not believe that the filing of the suit or any potential counterclaim will result in a Material Adverse Change.

(h) There are no other material outstanding debt or equity securities presently convertible into Common Stock other than the Debentures except for a unit offering of Series A and B restricted common stock and warrants, which has been described in a letter from Seller's counsel dated March 16, 1999 which has been delivered to and reviewed by Buyer ("Units").

(i) The Seller has not sold any securities within the 12 month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act or in violation of Section 5(a) of the 1933 Act except for the Units and limited offerings of some securities which, aggregated with the Debentures, meet the requirements under Rule 504 of Regulation D for an exemption from registration..

(j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable There are no pre-emptive rights of any shareholder of Seller.

(k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer and delivery to the Escrow Agent, as defined in and pursuant to the Escrow Agreement, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 promulgated under Regulation D.

5.  Transfer Agent Instructions.

(a) Debentures. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A.
The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

(b) Common Stock to be Issued Without Restrictive Legend.
 Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debenture) and any "Interest Shares" (as defined in the Debenture) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely
transferable on the books and records of Seller.   Seller shall also
instruct its attorney to issue and render any legal opinion which is required at any time by Seller's transfer agent to permit Seller's transfer agent to issue any and all Stock Certificates without a restrictive legend as required by this Agreement ("Opinion"). Seller's attorney has executed this Agreement to acknowledge and accept his obligations to issue the Opinion when and as required by the Seller and Seller's transfer agent.

6. Delivery Instructions. The Debentures being purchased hereunder, and the Purchase Price, shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

 7. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

(a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

(b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Payment Date with the same force and effect as if made on and as of the Payment Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

(c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

(d) The funding by the Buyer of the Escrow Fund.

8.  Conditions To Buyer's Obligation To Purchase.
Buyer's obligation to purchase the Debentures is conditioned upon:

(a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

(b) Delivery of the Debentures to the Escrow Agent.

9. No Shareholder Approval. Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Securities hereunder.

10. Miscellaneous.

(a) This Agreement together with the Debentures and Escrow Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b) Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

(c) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

(d) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto.
Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in New York City and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This
Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

(e) Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

(f) Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

Official Signatory of Seller:

LAKOTA ENERGY, INC.



By:  /s/Ken Honeyman
Title: President

Accepted this 16th day of March, 1999


Official Signatory of Buyer:

AMRAM ROTHMAN


By: /s/unknown

Address of Buyer:
3 Rechov Ovadya 14,
Jerusalem, Israel

Fax No.: 972-2-538-8319
Tel. No.: 972-2-538-8319


AS TO SECTION 5(b):
ACCEPTED AND AGREED TO:



By:/s/Brian A. Lebrecht
Attorney for Lakota Resources Inc.